Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pluri Inc. of our report dated September 12, 2023 relating to the financial statements, which appears in Pluri Inc.’s Annual Report on Form 10-K for the year ended June 30, 2023.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel, Telephone: +972 -4- 8605000, Fax: +972 -4- 8605001, www.pwc.com/il